UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Information Statement

WOWIO, INC.

(Name of Registrant As Specified In Its Charter)

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WOWIO, INC.

626 N Doheny Drive

West Hollywood, CA 90048

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF WOWIO, INC.

To the Shareholders of WOWIO, Inc.:

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of WOWIO, Inc. (the “Company,” “WWIO,” “we,” “us” and “our”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, and the Texas Business Organizations Code (the “TBOC”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding shares of Common Stock to increase of the number of authorized shares of Common Stock to a total of 4,000,000,000 shares (“Share Increase”).

The purpose of this Information Statement is to notify our stockholders that on March 20, 2015, the owners of approximately 7,195,000 shares of our Common Stock and 4,330,000 shares of Series A Preferred Stock (with 50:1 voting rights), representing more 51% of our issued and outstanding shares of voting stock as of such date, executed a written consent approving the Share Increase. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Share Increase will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Share Increase under the TBOC and, as a result, no further action by any other stockholder is required to approve the Share Increase and we have not and will not be soliciting your approval of the Share Increase.

This notice and the accompanying Information Statement are first being mailed to our stockholders on or about March _, 2015. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with the TBOC and Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On behalf of the Board of Directors,

/s/ Brian Altounian
Brian Altounian
Chief Executive Officer, Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C PROMULGATED THERETO

WOWIO, INC.

626 N Doheny Drive

West Hollywood, CA 90048

INFORMATION STATEMENT

March ___, 2015

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (“Information Statement”) is being mailed on or about March ___, 2015 to the shareholders of record WOWIO, Inc., a Texas corporation (“Company,” “WWIO,” “we,” “us,” or “our”) as of the close of business on March 20, 2015 (“Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

GENERAL OVERVIEW OF ACTION

The Board of Directors has recommended, and the majority shareholders of WWIO have adopted, resolutions to effect the actions listed in this Information Statement. This Information Statement is being filed with the Securities and Exchange Commission and is provided to WWIO’s shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Actions by Consenting Stockholders

On March 20, 2015 the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving an increase in the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”), to a total of 4,000,000,000 authorized shares (“Share Increase”).

In order to obtain the approval of our stockholders for the Share Increase, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matter. However, the TBOC provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action, and the taking of actions by consent of less than all stockholders is approved in the company’s Certificate of Incorporation, which is the case for WWIO. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Share Increase as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock.

As of the close of business of the Record Date, we had approximately 188,604,567 shares of Common Stock outstanding and entitled to vote on the Share Increase. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote and each share of Series A Preferred Stock was entitled to 50 votes. On March 20, 2015, pursuant to the TBOC, we received written consents approving the Share Increase from stockholders holding an aggregate of 7,195,000 shares of our Common Stock and 4,330,000 shares of Series A Preferred Stock (with 50:1 voting rights), representing more 51% of our issued and outstanding shares of voting stock as of the Record Date. Thus, your consent is not required and is not being solicited in connection with the approval of the Share Increase.

This Information Statement is intended to provide such notice as we are required by the TBOC to provide after the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action.

DISSENTERS’ RIGHTS

Under the TBOC and our Certificate of Incorporation and bylaws, no stockholder has any right to dissent to the Share Increase, nor is any stockholder entitled to appraisal of or payment for their shares of our stock.

THE SHARE INCREASE

As March 20, 2015 our Board and the holders of a majority of the issued and outstanding shares of Common Stock approved the Share Increase by written consent. In order to effect the Share Increase, the Company will file a Certificate of Amendment with the Secretary of State of Texas a Share Increase on October 14, 2014. The Share Increase will occur no sooner than 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

Pursuant to the resolutions of the shareholders and the board of directors, the Company will increase the number of its authorized shares of Common Stock to 4,000,000,000.

Purpose

The Company has approved the Share Increase in order to allow for all future conversions under its outstanding promissory notes with conversion rights, to meet our share reserve obligations thereunder and to provide for future share issuances, if deemed by the Board to be in the best interests of WWIO.

Effect on Authorized and Outstanding Shares

As a result of the Share Increase, our shareholders’ interests in the Company will not be immediately diluted, as the issued and outstanding shares will remain the same, but the potential for future dilution shall increase since there will be significantly more shares available for issuance.

With the exception of the increase of the number of common shares that may be issued by WWIO, the rights and preferences of shares of our Common Stock subsequent to the Share Increase will remain the same. We do not anticipate that the number of our stockholders or any aspect of our current business plan will materially change as a direct result of the Share Increase.

The Share Increase will affect all of our stockholders uniformly. The Common Stock issued and outstanding after the Share Increase will remain fully paid and non-assessable.

Federal Income Tax Consequences

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Share Increase. We believe the Share Increase will have no federal income tax effects.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer, director or associate thereof has a substantial direct or indirect interest in the Share Increase.

WHERE YOU CAN FIND MORE INFORMATION

Information is available by request or can be accessed on the internet. Reports, proxy statements and other information filed with the SEC by WWIO can be accessed electronically by means of the Securities and Exchange Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcmarkets.com.

You may read and copy any materials that we file with the Securities and Exchange Commission at the commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available to any shareholder at no charge upon written request to the Company providing an e-mail or facsimile number.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Only one information statement to security holders is being delivered to multiple security holders sharing an address unless WWIO has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an information statement can be provided to security holders at a shared address. For an oral request, please contact the Company at (310) 807-8188. For a written request, mail request to 626 N Doheny Drive West Hollywood, CA 90048.

The financial information required by Item 13 of Schedule 14A is incorporated herein by reference to the Company’s Form 10Q filed November 13, 2014.

By the Order of the Board of Directors.

Dated: March 23, 2015

WOWIO, INC.

/s/ Brian Altounian
Brian Altounian
Chief Executive Officer, Director